Calculation of Filing Fee Tables
S-1
Veradermics, Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	457(a)	567,858	$ 100.00	$ 56,785,800.00	0.0001381	$ 7,842.12
Fees to be Paid	2	Equity	Pre-Funded Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock Underlying Pre-Funded Warrants	457(a)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 56,785,800.00		$ 7,842.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,842.12
Offering Note
[1]	(a) Represents only the additional number of securities being registered and includes 74,068 shares of common stock that may be sold if the underwriters exercise their option to purchase additional shares of common stock. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-295356). (b) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered shares of common stock, or Pre-Funded Warrants, having a proposed maximum aggregate offering price of $283,929,250.00 on a Registration Statement on Form S-1 (File No. 333-295356), which was declared effective by the Securities and Exchange Commission on April 29, 2026. In accordance with Rule 462(b) under the Securities Act, an additional amount of shares of common stock, or Pre-Funded Warrants, having a proposed maximum aggregate offering price of $56,785,800 is hereby registered, which includes shares of common stock that may be sold if the underwriters exercise their option to purchase additional shares of common stock.

[2]	(a) For each Pre-Funded Warrant sold, the number of shares of Common Stock to be offered will be reduced on a one-for-one basis. Accordingly, the proposed aggregate number of shares of Common Stock and Pre-Funded Warrants to be sold in the offering is 4,420,358, and the proposed maximum aggregate offering price of the Common Stock and the Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $442,035,800. In accordance with Rule 457(g), because the shares of Common Stock underlying the Pre-Funded Warrants are registered hereby, no separate registration fee is payable with respect to the Pre-Funded Warrants or the Common Stock issuable upon exercise thereof. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for these Pre-Funded Warrants.

[3]	(a) In accordance with Rule 457(g), because the shares of Common Stock underlying the Pre-Funded Warrants are registered hereby, no separate registration fee is payable with respect to the Pre-Funded Warrants or the Common Stock issuable upon exercise thereof. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for these Pre-Funded Warrants. (b) Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereby include an indeterminate number of shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date